Exhibit 99.1

Nuo Therapeutics Announces Publication of Final Decision Memo for Autologous Blood Derived Products for Chronic Non-Healing Wounds by Centers for Medicare & Medicaid Services

Houston, TX – April 20, 2021 – Nuo Therapeutics, Inc. (OTC Pink: AURX) (“Nuo” or the “Company”), today announced the recent publication of the final decision memo for Autologous Blood-Derived Products for Chronic Non-Healing Wounds (CAG-00190R4). On April 13, 2021, Centers for Medicare & Medicaid Services (CMS) concluded in its final coverage decision memo (available at the URL at the bottom of this release) that Medicare will cover autologous platelet-rich plasma (PRP) for treatment of chronic non-healing diabetic wounds (DFUs) under section 1862(a)(1)(A) of the Social Security Act. This final decision follows the favorable proposed decision memo which was published December 21, 2020 and followed by a thirty-day public comment period. In its final decision memo, CMS concluded that the coverage for DFUs would be for a duration of 20 weeks and limited to devices whose FDA cleared indications include the management of exuding cutaneous wounds such as DFUs. Coverage of autologous PRP beyond 20 weeks for DFUs and for the treatment of all chronic, non-healing wounds will be determined by local Medicare Administrative Contractors (MACs).

“The publication of the final decision memo with approved coverage for autologous PRP in DFUs is a welcomed addition to the treatment of DFUs”, commented David Jorden, Nuo’s Chief Executive Officer. FDA clearance nearly fifteen years ago in fall 2007 was followed unfortunately by Medicare’s affirmation of national non-coverage in March 2008 in response to a Company reconsideration request (CAG-0019R2). Thus, Nuo began a focused and dedicated effort to collect clinical data in a field with known difficulties in establishing robust traditional clinical evidence which ultimately culminated in Nuo’s most recent reconsideration request in May 2019 on the basis of the DFU clinical outcomes data collected under Coverage with Evidence Development (CED). The addition in the final decision memo of the requirement that a covered device producing autologous PRP have an FDA cleared indication specifically for the management of wounds is an important distinction that we are glad CMS accepted to ensure that the majority of PRP devices in the marketplace having orthopedic indications are not inappropriately covered for clinical indications poorly suited for the PRP concentrate outputs from these devices”.

“As previously announced in October 2020, Nuo successfully eliminated the post-bankruptcy Series A preferred stock held by Deerfield Management along with the senior secured notes which had provided important and accessible capital. I believe that, with a now clean capital structure, the Company has an opportunity to pursue a variety of alternatives after effectively mothballing the business over the past eighteen to twenty-four months. The paramount consideration will be ensuring that Aurix becomes available to patients with non-healing chronic wounds and in a manner that offers the company an opportunity to build value in the equity of the business.”

https://www.cms.gov/medicare-coverage-database/details/nca-decision-memo.aspx?NCAId=300&NCDId=217&ncdver=5&IsPopup=y&bc=AAAAAAAACAQA&.

The information included at this web address is not deemed to be incorporated by reference in this release and the address is provided as an inactive textual reference only.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering biodynamic therapies for chronic wound care. The Company's Aurix System is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties, which include, among others, the following:

●	the coverage of autologous PRP beyond 20 weeks for DFUs and for the treatment of all chronic, non-healing wounds, which will be determined by local Medicare Administrative Contractors (MACs);
●

significant uncertainty surrounding an agreed path forward for Aurix as an accessible product option for physicians treating Medicare beneficiaries with chronic wounds – in the absence of such a path, the Company will likely have to cease operations;

●

the Company’s nominal cash resources, the Company’s need for immediate and substantial additional financing and its ability to obtain that financing, including in light of the low share price and significant volatility with respect to its common stock;

●	the fact that the Company has no assets left to monetize other than the Aurix System itself; and
●

the fact that the Company has not filed its annual reports on Form 10-K for the years ended December 31, 2019 and 2020 and has not filed any quarterly reports since its Form 10-Q for the quarter ended September 30, 2019, as well as other risks and uncertainties referenced in the Company’s SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and the Company’s business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

djorden@nuot.com